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                                                                      Exhibit 21

                         Subsidiaries of the Registrant


Alambry Funding, Inc.
AP Orleans Inc. of NJ
AP Orleans Inc. of PA
Community Management Services Group, Inc.
Greenwood Financial, Inc.
Greenwood Trade, Inc.
OHI NJ, Inc.
Orleans at Bordentown, LLC
Orleans at Maple Glen, LLC
Orleans at Southampton, LLC
Orleans at Meadow Glen, LLC
Orleans at Lambertville, LLC
Orleans at Cooks Bridge, LLC
Orleans at Tabernacle, LLC
Orleans at Moorestown, LLC
Orleans at Mansfield, LLC
Orleans at Evesham, LLC
Orleans at Upper Freehold, LLC
Orleans at Monroe, LLC
Orleans Wheatley Meadows, LLC
OHI PA, Inc.
Orleans at Falls, LP
Orleans at Windsor Square, LP
Orleans at Lower Salford, LP
Orleans at West Vincent, LP
Orleans at Skippack, LP
Orleans at West Bradford, LP
Stock Grange, LP
Orleans Construction Corp.
Orleans Corporation
Orleans Corporation of NJ
Orleans Homebuilders of Southwest Florida Inc.
P&L Realty
Parker & Orleans Homebuilders, Inc.
Parker Lancaster Corporation
Parker Lancaster, Tidewater LLC
Quaker Sewer, Inc.
Sharp Road Farm Inc.
OHI South Service Corp.
Masterpiece Homes, Inc.
Masterpiece Homes and Properties, Inc.
OHI PA GP, LLC
OAH Manager, LLC
Orleans Affordable Housing LP